EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-59853 and No. 333-121104 on Forms S-8 of our report dated June 9, 2017, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Northrop Grumman Savings Plan for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
June 9, 2017